EXHIBIT 99.1

Marlin Business Services Corp. Reports First Quarter 2008 Results

 * Strong Liquidity Position, $197.1 million of Undrawn Capacity in
   Credit Facilities

 * Strong Capital Position, Leverage of 4.6:1

 * Opening of Marlin Business Bank Further Diversifies Liquidity

 * Improved Pricing on New Originations

MOUNT LAUREL, N.J., May 8, 2008 (PRIME NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported first quarter 2008 net income of $1.4 million or $0.11 per diluted share.

"We continue to navigate through this challenging period for the economy and capital markets. Managing through this credit cycle is a priority and I am pleased to report progress with overall delinquencies," says Daniel P. Dyer, Marlin's Chairman and CEO. "I am also pleased to announce our new bank became operational this quarter."

For the first quarter of 2008, the average net investment in leases was $730.0 million, compared to $733.5 million for the fourth quarter of 2007 and $687.4 million for the first quarter of 2007. First quarter 2008 lease production was $70.6 million, based on initial equipment cost, compared to $87.7 million for the fourth quarter of 2007 and $102.7 million for the first quarter of 2007. Our decision to adopt more restrictive credit standards combined with greater pricing discipline led to the lower new origination levels in the quarter.

Reflecting the effect of our pricing discipline, the average implicit yield on new lease production was 13.29% in the quarter, an increase of 31 basis points from the fourth quarter of 2007 and up 49 basis points from the first quarter of 2007.

Included in average total finance receivables is $15.0 million of the Company's Business Capital Loan product, an increase of $3.8 million compared to fourth quarter of 2007 and $12.4 million compared to first quarter 2007.

The net interest and fee margin for the quarter ended March 31, 2008 was 9.82%, down 35 basis points from 10.17% in the fourth quarter of 2007. The decline is due primarily from interest on free cash flow which has been impacted by the recent drop in the federal funds rate. Fee income improved slightly to 3.00% for the quarter ended March 31, 2008 from 2.96% in the fourth quarter of 2007. Cost of funds declined 18 basis points to 5.50% in the first quarter of 2008 versus 5.68% in the fourth quarter of 2007. The decline in cost of funds is due to a reduction in average debt outstanding as a percentage of average finance receivables resulting from the take-down of prefunding proceeds generated by the 2007-1 term securitization used to fund first quarter 2008 originations.

Leases over 30 days delinquent were 3.05% as of March 31, 2008, a 32 basis points improvement compared to 3.37% as of December 31, 2007. Leases over 60 days delinquent were 1.09% as of March 31, 2008 and 14 basis points higher compared to 0.95% as of December 31, 2007.

Net lease charge-offs in the first quarter were $5.3 million, or 2.90% of average net investment in leases on an annualized basis compared to $4.7 million or 2.55% of average net investment in leases on an annualized basis as of fourth quarter 2007.

Credit quality continues to be affected by weakness in the performance of leases in California and Florida and industries related to the housing sector.

The Company increased its allowance for credit losses to $12.1 million as of March 31, 2008, raising the allowance as a percentage of total finance receivables to 1.63 percent from 1.47 percent at December 31, 2007.

Total operating expenses for the first quarter were $10.5 million, up $1.3 million compared to the fourth quarter of 2007. The increase is primarily related to investments in sales staff and marketing programs, seasonal timing of employment related taxes, additional professional fees, an increase in property taxes on leased equipment and lower cost deferrals resulting from lower origination volumes.

During the fourth quarter the Company repurchased 98,400 shares under the stock repurchase program announced in November.

The Company opened its Utah Industrial Bank, Marlin Business Bank, on March 12, 2008. The Bank has funded $18.5 million of leases through its initial capitalization of $12 million and its issuance of $10 million in certificates of deposit at a weighted deposit rate of 4.17%. Additional information can be found on www.fdic.gov.

In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at www.marlincorp.com.

Conference Call and Webcast

We will host a conference call on Friday, May 9, 2008 at 9:00 a.m. EDT to discuss our first quarter 2008 results. If you wish to participate, please call (877)-340-7913 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing and working capital solutions primarily to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 70 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver, Philadelphia and Salt Lake City. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                    MARLIN BUSINESS SERVICES CORP.
                          AND SUBSIDIARIES
                    Consolidated Balance Sheets

                                          March 31,   December 31,
                                        ------------  ------------
                                            2008          2007
                                        ------------  ------------
                                          (Dollars in thousands,
                                          except per-share data)
                                        (Unaudited)
 ASSETS
 Cash and cash equivalents               $  24,089     $  34,347
 Restricted cash                            64,894       141,070
 Net investment in leases and
  loans                                    753,535       765,938
 Property and equipment, net                 3,359         3,266
 Property tax receivables                    8,453           539
 Fair value of cash flow
  hedge derivatives                             --             4
 Other assets                               18,503        14,490
                                         ---------     ---------
       Total assets                      $ 872,833     $ 959,654
                                         =========     =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Revolving and term secured
  borrowings                             $ 680,256     $ 773,085
 Other liabilities:
   Fair value of cash flow
    hedge derivatives                       10,107         4,760
   Sales and property taxes
    payable                                 12,262         5,756
   Accounts payable and
    accrued expenses                         8,304        10,226
   Deferred income tax liability            14,302        15,682
                                         ---------     ---------
       Total liabilities                   725,231       809,509
                                         ---------     ---------

 Commitments and contingencies

 Stockholders' equity:
  Common Stock, $0.01 par value;
   75,000,000 shares authorized;
   12,166,250 and 12,201,304 shares
   issued and outstanding,
   respectively                                122           122
  Preferred Stock, $0.01 par value;
   5,000,000 shares authorized;
   none issued                                  --            --
  Additional paid-in capital                83,797        84,429
  Stock subscription receivable                 (5)           (7)
  Accumulated other comprehensive
   loss                                     (6,402)       (3,130)
  Retained earnings                         70,090        68,731
                                         ---------     ---------
        Total stockholders' equity         147,602       150,145
                                         ---------     ---------
         Total liabilities and
          stockholders' equity           $ 872,833     $ 959,654
                                         =========     =========

                    MARLIN BUSINESS SERVICES CORP.
                          AND SUBSIDIARIES
               Consolidated Statements of Operations

                                       Three Months Ended March 31,
                                       ----------------------------
                                            2008          2007
                                        ------------  ------------
                                         (Dollars in thousands,
                                         except per-share data)
                                              (Unaudited)

  Income:
    Interest income                      $  22,953     $  21,437
    Fee income                               5,594         5,615
                                         ---------     ---------
   Interest and fee income                  28,547        27,052
    Interest expense                        10,247         7,711
                                         ---------     ---------
   Net interest and fee income              18,300        19,341
    Provision for credit losses              7,006         3,392
                                         ---------     ---------
   Net interest and fee income
    after provision for
    credit losses                           11,294        15,949
    Insurance and other income               1,761         1,675
                                         ---------     ---------
         Net interest and other
          revenue after provision
          for credit losses                 13,055        17,624
                                         ---------     ---------
   Non-interest expense
    Salaries and benefits                    5,870         5,716
    General and administrative               4,303         3,352
    Financing related costs                    366           247
                                         ---------     ---------
   Non-interest expense                     10,539         9,315
                                         ---------     ---------
         Income before income taxes          2,516         8,309
    Income taxes                             1,157         3,282
                                         ---------     ---------
  Net income                             $   1,359     $   5,027
                                         =========     =========

  Basic earnings per share               $    0.11     $    0.42
  Diluted earnings per share             $    0.11     $    0.41

  Weighted average shares used
   in computing basic earnings
   per share                            12,033,523    11,957,024
  Weighted average shares used
   in computing diluted earnings
   per share                            12,133,159    12,257,484

                         SUPPLEMENTAL QUARTERLY DATA
               (dollars in thousands, except share amounts)
                               (unaudited)

  Quarter Ended:       3-31-07    6-30-07    9-30-07   12-31-07    3-31-08
  --------------      --------   --------   --------  ---------   --------
 New Asset Production:
 # of Sales Reps            96         97        105        118        108
 # of Leases             8,639      8,423      7,609      7,615      6,836
 Leased Equipment
  Volume              $102,652    $97,260    $86,167    $87,670    $70,550

  Approval Percentage       62%        58%        60%        56%        50%

  Average Monthly
   Sources               1,337      1,279      1,180      1,186      1,091

  Implicit Yield on
   New Leases            12.80%     13.04%     13.06%     12.98%     13.29%

 Net Interest and
 Fee Margin:
 Interest Income
  Yield                  12.40%     12.34%     12.34%     12.89%     12.32%
 Fee Income Yield         3.25%      2.89%      3.10%      2.96%      3.00%
 Interest and Fee
  Income Yield           15.65%     15.23%     15.44%     15.85%     15.32%
 Cost of Funds            4.46%      4.60%      4.78%      5.68%      5.50%
 Net Interest and Fee
  Margin                 11.19%     10.63%     10.66%     10.17%      9.82%

 Average Total
  Finance
  Receivables         $691,253   $717,893   $733,304   $745,150   $745,175
 Average Net
  Investment in
  Leases              $687,442   $710,587   $724,933   $733,461   $729,951

 End of Period Net
  Investment in
  Leases              $717,882   $740,021   $746,889   $752,562   $737,301
 End of Period
  Loans                 $5,175     $8,118     $9,038    $13,376    $16,234
 End of Period
  Factoring
  Receivables             $386       $182        $95        $26         $0

 Total Loan and Lease
  Sales Personnel          100        101        114        124        117

 Portfolio Asset Quality:

 Total Finance Receivables
 30+ Days Past Due
  Delinquencies           2.40%      2.59%      3.08%      3.36%      3.07%
 30+ Days Past Due
  Delinquencies        $20,014    $22,292    $26,770    $29,548    $26,535

 60+ Days Past Due
  Delinquencies           0.76%      0.68%      0.91%      0.95%      1.10%
 60+ Days Past Due
  Delinquencies         $6,329     $5,824     $7,951     $8,377     $9,527

 Leasing
 30+ Days Past Due
  Delinquencies           2.41%      2.60%      3.03%      3.37%      3.05%
 30+ Days Past Due
  Delinquencies        $19,960    $22,211    $26,054    $29,101    $25,831

 60+ Days Past Due
  Delinquencies           0.76%      0.68%      0.91%      0.95%      1.09%
 60+ Days Past Due
  Delinquencies         $6,288     $5,798     $7,795     $8,195     $9,230

 Loans
 30+ Days Past Due
  Delinquencies           0.53%      0.99%      7.74%      3.03%      4.24%
 30+ Days Past Due
  Delinquencies            $28        $81       $715       $426       $704

 60+ Days Past Due
  Delinquencies           0.28%      0.32%      1.69%      1.23%      1.79%
 60+ Days Past Due
  Delinquencies            $15        $26       $156       $173       $297

 Factoring Receivables
 30+ Days Past Due
  Delinquencies           6.57%      0.00%      1.01%     70.00%      0.00%
 30+ Days Past Due
  Delinquencies            $26         $0         $1        $21         $0

 60+ Days Past Due
  Delinquencies           6.57%      0.00%      0.00%     30.00%      0.00%
 60+ Days Past Due
  Delinquencies            $26         $0         $0         $9         $0

 Net Charge-offs -
  Leasing               $2,907     $3,176     $3,351     $4,680     $5,289
 % on Average Net
  Investment in
  Leases Annualized       1.69%      1.79%      1.85%      2.55%      2.90%

 Net Charge-offs -
  Other Finance
  Receivables             $118        $31        $49       $122       $631
 % on Average Other
  Finance Receivables
  Annualized             12.38%      1.70%      2.34%      4.17%     16.58%

 Allowance for Credit
  Losses                $8,568     $8,829     $9,395    $10,988    $12,074
 % of 60+
  Delinquencies         135.38%    151.60%    118.16%    131.17%    126.73%

 90+ Day
  Delinquencies
  (Non-earning)         $2,976     $2,449     $3,438     $3,695     $3,940

 Balance Sheet:

 Assets
 Investment in Leases
  and Loans           $705,739   $730,316   $738,275   $749,543   $739,393
 Initial Direct Costs
  and Fees              25,886     26,652     27,048     27,383     26,216
 Reserve for Credit
  Losses                (8,568)    (8,829)    (9,395)   (10,988)   (12,074)
 Net Investment in
  Leases and Loans    $723,057   $748,139   $755,928   $765,938   $753,535
 Cash and Cash
  Equivalents            7,429      8,060     10,964     34,347     24,089
 Restricted Cash        63,640     64,660     68,634    141,070     64,894
 Other Assets           23,277     21,343     16,031     18,299     30,315
 Total Assets         $817,403   $842,202   $851,557   $959,654   $872,833

 Liabilities
 Total Debt           $632,197   $651,771   $659,561   $773,085   $680,256
 Other Liabilities      44,303     42,780     41,563     36,424     44,975
 Total Liabilities    $676,500   $694,551   $701,124   $809,509   $725,231

 Stockholders' Equity
 Common Stock             $123       $123       $123       $122       $122
 Paid-in Capital, net   84,381     84,923     85,638     84,422     83,792
 Other Comprehensive
  Income                   927      1,955     (1,006)    (3,130)    (6,402)
 Retained Earnings      55,472     60,650     65,678     68,731     70,090
 Total Stockholders'
  Equity              $140,903   $147,651   $150,433   $150,145   $147,602

 Total Liabilities
  and Stockholders'
  Equity              $817,403   $842,202   $851,557   $959,654   $872,833

 Capital and Leverage:
 Tangible Equity      $140,903   $147,651   $150,433   $150,145   $147,602
 Debt to Tangible
  Equity                  4.49       4.41       4.38       5.15       4.61

 Expense Ratios:

 Salaries and
  Benefits Expense      $5,716     $5,113     $5,257     $5,243     $5,870
 Salaries and Benefits
  Expense
  Annualized % of Avg.
   Fin. Recbl.            3.31%      2.85%      2.87%      2.81%      3.15%

 Total personnel end
  of quarter               311        324        331        357        354

 General and
  Administrative
  Expense               $3,352     $3,281     $3,447     $3,553     $4,303
 General and
  Administrative Expense
  Annualized % of Avg.
  Fin. Recbl.             1.94%      1.83%      1.88%      1.91%      2.31%

  Efficiency Ratio       43.15%     40.68%     41.06%     42.41%     50.71%

 Net Income:
 Net Income             $5,027     $5,178     $5,028     $3,053     $1,359

 Annualized Performance
  Measures:
 Return on Average
  Assets                  2.52%      2.49%      2.38%      1.25%      0.60%
 Return on Average
  Stockholders'
  Equity                 14.61%     14.36%     13.49%      8.10%      3.66%

 Per Share Data:

 Number of Shares -
  Basic             11,957,024 12,106,482 12,155,152 12,138,824 12,033,523
 EPS- Basic              $0.42      $0.43      $0.41      $0.25      $0.11

 Number of Shares -
  Diluted           12,257,484 12,341,182 12,355,484 12,283,142 12,133,159
 EPS- Diluted            $0.41      $0.42      $0.41      $0.25      $0.11

 Net investment in total finance receivables
 includes net investment in direct financing
 leases, loans, and factoring receivables.

CONTACT:  Marlin Business Services Corp.
          Lynne Wilson
          1-888-479-9111 ext. 4108